EX-23.2                                           CONSENT OF COUNSEL

                             Brian F. Faulkner
                       A Professional Law Corporation
                       27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                              (949) 240-1361


October 30, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Force Protection, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to Force Protection, Inc., a Colorado corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 5,000,000 shares of its common stock ("Shares"), no par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants
Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.